Exhibit 5.1

eToro Group Ltd Trident Chambers P.O. Box 146 Road Town Tortola VG1110 British Virgin Islands	Email jkirk@applebyglobal.com Direct Dial +1 284 393 5318 Tel +1 284 393 4742 Appleby Ref 423261.0002/JK/SF 3 November 2021

British Virgin Islands Office

Appleby (BVI) Limited

Jayla Place

Wickhams Cay 1

PO Box 3190

Road Town

Tortola

British Virgin Islands

VG 1110

Tel +1 284 393 4742

applebyglobal.com

Appleby (BVI) Limited (the Legal Practice) is a company limited by shares incorporated in the British Virgin Islands. The term “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. Legal services are supplied by Legal Practitioners admitted to the Roll and authorised to practice in the British Virgin Islands.

Dear Sirs

eToro Group Ltd (Company)

INTRODUCTION

We act as British Virgin Islands counsel to the Company and have been asked to provide this legal opinion in connection with the Company’s registration statement on Form F-4 (the Registration Statement), to be filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 as amended (the Act) in connection with the Company’s registration and offering of (i) 8,333,333 warrants to purchase common shares pursuant to the terms of the Merger Agreement (as defined in the Registration Statement) and the form of Assignment, Assumption and Amendment Agreement (as filed in the Registration Statement) (the Warrants); and (ii) 830,819,507 common shares pursuant to the terms of the Merger Agreement (the Common Shares and together with the Warrants, the Offering Securities).

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 (Documents). Our opinion is limited to, and should be construed in accordance with, the laws of the British Virgin Islands at the date of this opinion. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Offering Securities by the Company and is not to be relied upon in respect of any other matter.

We have not examined any other documents, even if they are referred to in the Documents.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

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Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Documents listed in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the British Virgin Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction and it is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than the British Virgin Islands.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

(a)	the Company is a company incorporated under the BVI Business Companies Act, 2004 (as amended) with limited liability and existing under the laws of the British Virgin Islands and is a separate legal entity;

(b)	the Company is in good standing with the Registrar of Corporate Affairs of the British Virgin Islands (the BVI Registrar);

subject to completion of the warrant agreement assignment (as defined in the Registration Statement), the Company has taken all requisite corporate action to authorise the issuance of the Offering Securities under the Registration Statement; and

(c)	when issued and paid for as contemplated by the warrant agreement assignment (as defined in the Registration Statement) and the Registration Statement, the Offering Securities will be validly issued, fully paid and non-assessable.

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CONSENT TO FILING

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Jeffrey Kirk
Jeffrey Kirk
Partner
Appleby (BVI) Limited

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SCHEDULE 1

Part 1

The Documents

1.	An electronic copy of the Registration Statement.

2.	A draft copy of the warrant agreement to be appended to the Registration Statement as an exhibit (the Warrant Agreement).

3.	A copy of the certificate of incorporation of the Company obtained from the BVI Registrar dated 14 December 2006 (Certificate of Incorporation).

4.	A copy of the memorandum of association and articles of association of the Company adopted on 17 February 2021 obtained from the BVI Registrar on 3 May 2021 (together with the Certificate of Incorporation, the Constitutional Documents).

5.	A copy of the written resolutions of the board of directors of the Company dated 14 September 2021 authorising the issuance, offering and sale of the Warrants.

6.	A copy of the written resolutions of the board of directors of the Company dated 15 March 2021 authorising the issuance, offering and sale of the Common Shares (5 and 6 together, the Resolutions).

7.	A copy of the results of the Litigation Search and the Company Search (as defined in Part 2 of this Schedule).

Part 2

Searches

1.	The public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands, as revealed by a search conducted on 19 February 2021 and updated on 12 March 2021, 3 May 2021, 4 October 2021, 5 October 2021, 13 October 2021, 26 October 2021 and 3 November 2021 (Company Search).

2.	The records of proceedings in the courts of the British Virgin Islands (being the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court of Justice of the Virgin Islands (Civil and Commercial Divisions)) on file and available for inspection in the judicial enforcement management system (the electronic register of proceedings) maintained at the High Court of Justice of the Virgin Islands, as revealed by a search conducted on 19 February 2021 in respect of the Company from the date of the Company’s incorporation and updated on 12 March 2021, 4 October 2021, 5 October 2021, 13 October 2021, 26 October 2021 and 3 November 2021 (Litigation Search).

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SCHEDULE 2

Assumptions

We have assumed:

1.	that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic;

2.	the authenticity, accuracy completeness and conformity to original documents of all documents submitted to us as copies;

3.	the Warrant Agreement has been, or will be, authorised and duly executed in the form exhibited in the Registration Statement and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised in the Resolutions;

4.	upon execution, the Warrant Agreement will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of its governing law and all other relevant laws. If an obligation is to be performed outside the British Virgin Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction;

5.	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Offering Securities and none of the Offering Securities have been offered or issued to residents of the British Virgin Islands;

6.	the Company is, and after the allotment and issuance (where applicable) of any Offering Security will be, able to pay its liabilities as they fall due;

7.	that the Resolutions will be duly authorised and in full force and effect at any time when the Offering Securities are issued, offered or sold and that no action will be taken by the Company inconsistent with such resolutions;

8.	that the Resolutions accurately record the resolutions passed by the board of directors of the Company in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout and there is no matter affecting the authority of the directors of the Company to effect the filing by the Company of the Registration Statement and the issuance of the Offering Securities, not disclosed by the Constitutional Documents or by British Virgin Islands law or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

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9.	the issue of any of the Offering Securities at the time of issuance would not result in the Company exceeding its maximum number of shares that it is authorised to issue at the relevant time;

10.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

11.	that upon issue of any Offering Securities the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

12.	that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, that the original documents have been duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

13.	the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Litigation Search and Company Search is accurate and complete in all respect and such information has not been materially altered since the date of the Litigation Search and Company Search;

14.	that (i) the Documents are in the form of the documents approved in the Resolutions, (iii) all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents;

15.	the directors and the shareholders of the Company have not taken any steps to appoint a liquidator of and no receiver has been appointed over any of the Company’s property or assets;

16.	that, save for the documents provided to us, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents; and

17.	that there are no matters of fact or law (excluding matters of British Virgin Islands law) affecting the enforceability of the Documents that have arisen since the execution of the Documents which would affect the opinions expressed herein.

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SCHEDULE 3

Reservations

Our opinion is subject to the following:

1.	Good standing: The term good standing as used in this opinion means solely that the Company has paid its annual licence fees to the BVI Registrar. Failure to pay its annual licence fees would make the Company not in good standing and liable to be struck off the Register of Companies and eventually cease to exist under the laws of the British Virgin Islands if these fees and any penalties are not paid within a period of seven years from the date on which it was struck off the Register of Companies.

2.	Non-assessable: Any reference in this opinion to the Offering Securities being “non-assessable” shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Foreign statues: We express no opinion in relation to provisions making reference to foreign statues in the Documents.

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